                                                                      Exhibit 10



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 7 to Registration Statement No. 333-1663 on Form N-1A of our report dated February 22, 2002 appearing in the December 31, 2001 Annual Report of Merrill Lynch Global Value Fund, Inc., and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
April 8, 2002